Exhibit 10(q)(q)

HEWLETT-PACKARD COMPANY

SERVICE ANNIVERSARY STOCK PLAN

The following constitutes the provisions of the Service Anniversary Stock Plan (“Plan”) of Hewlett-Packard Company (“Employer” or “Company”):

1.                                       PURPOSE.  The Plan is designed to recognize the Company’s appreciation for long service to the Company by its employees.

2.                                       APPLICABILITY TO PARTICIPATING SUBSIDIARIES.  A participating subsidiary is any subsidiary or affiliated corporation of Hewlett-Packard Company which shall be authorized to participate under the Plan by the Board of Directors of Hewlett-Packard Company.  In the event and so long as a subsidiary corporation of Hewlett-Packard Company is a participating subsidiary, the term “employees” as used in the Plan shall be deemed to include the employees of such subsidiary and the term “employer” shall be deemed to mean such subsidiary as to its participating employees.

3.                                       ELIGIBILITY.  All full-time and regular part-time (20 hours or more per week on a regular schedule) employees who have completed increments of ten years of continued service to the Employer are eligible; provided, however, that David Packard of Hewlett-Packard Company shall not be eligible to participate.

4.                                       STOCK AWARD.  After the completion of ten, twenty, thirty, forty, or fifty years of eligible service, an employee will be eligible to receive a stock award consisting of ten shares of Hewlett-Packard Company common stock.  Awards will be made in December each year, unless altered by the Board of Directors, with awards made to individuals who have attained the requisite service milestone or will attain such service milestone by April 30th of the following year.

5.                                       CASH AWARDS IN LIEU OF STOCK.  For subsidiary corporations in countries where a stock award is illegal or impractical, a cash award equivalent to the fair market value of ten shares of stock may be paid in lieu of the stock award as determined to be appropriate by the Board of Directors.

6.                                       TERMINATION OF EMPLOYMENT PRIOR TO STOCK AWARD.  Any otherwise eligible employee who terminates prior to the last work day of October will not receive any award.  An employee whose termination date is the last available work date of October or after, but prior to the date of the December awards, will receive the award provided that eligibility was established prior to actual termination.

7.                                       DECEASED EMPLOYEES.  The beneficiary of a deceased employee will receive any stock service award scheduled for December provided that service eligibility was established prior to the employee’s death, and provided further that the employee was on active pay status on the last work day of October.

8.                                       ADMINISTRATION OF THE PLAN.  Delegation of Authority for the Day-to-Day Administration of the Plan.  Except to the extent prohibited by applicable law or applicable rules of a stock exchange, the Board or any of its committees as shall be administering the Plan may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. The delegation may be revoked at any time.

9.                                       MODIFICATION AND TERMINATION.  Hewlett-Packard Company reserves the sole and exclusive right, either as to its employees and subsidiaries and affiliates, to terminate this Plan at any time in its entirety or to modify the Plan from time to time by resolution of its Board of Directors.

10.                                 APPLICABLE LAW.  The interpretation, performance and enforcement of this Plan shall be governed by the laws of the State of California.

11/20/87	Adopted by the Board
2/23/88	Approved by the Shareholders
7/31/89	200,000 shares reserved and available
10/11/89	800,000 shares registered on S-8
02/25/92	500,000 shares reserved and approved by Shareholders
4/17/95	Two for one stock split
7/16/96	Two for one stock split
10/27/00	Two for one stock split in the form of a stock dividend
11/21/02	Section 8 amended and plan restated by HR & Compensation Committee